UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 North Main Street, Moorefield, West Virginia 26836
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (304) 530-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
On June 1, 2016, Summit Financial Group, Inc., a West Virginia corporation (“Summit”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Century Bankshares, Inc., a West Virginia corporation (“First Century”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, First Century will merge (the “Merger”) with and into a limited liability company and wholly-owned subsidiary of Summit’s wholly-owned banking subsidiary, Summit Community Bank, Inc., a West Virginia banking corporation (“Summit Community Bank”), formed solely for the purpose of consummating the Merger (“Merger Sub”), with Merger Sub as the surviving entity in the Merger. Immediately following the Merger, Merger Sub will be liquidated (the “Liquidation”) so that Summit Community Bank will own all of the outstanding shares of First Century’s wholly owned banking subsidiary, First Century Bank, Inc., a West Virginia banking corporation (“First Century Bank”). Immediately following the Liquidation, First Century Bank will be merged (the “Bank Merger”) with and into Summit Community Bank, with Summit Community Bank surviving as the surviving bank in the Bank Merger. The Merger Agreement was unanimously approved and adopted by the Board of Directors of each of Summit and First Century.
Subject to the terms and conditions of the Merger Agreement, including the adjustment described below, at the effective time of the Merger (the “Effective Time”), First Century shareholders will have the right to receive cash in the amount of $22.50 per share of First Century common stock (the “Cash Consideration”), par value $1.25 per share (“First Century Common Stock”), 1.2433 shares of Summit common stock, par value $2.50 per share (“Summit Common Stock”), per share of First Century Common Stock (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”) or a combination of Cash Consideration and Stock Consideration, subject to proration to result in approximately 35% Cash Consideration and 65% Stock Consideration. Pursuant to the terms of the Merger Agreement, First Century may make a special cash distribution to its shareholders if a certain shareholders’ equity metric exceeds a defined amount. Conversely, if the shareholders’ equity metric is less than a defined minimum, the aggregate value of the Merger Consideration shall be reduced one dollar for every dollar by which the shareholders’ equity metric is less than the defined minimum.
The Merger Agreement contains customary representations and warranties from both Summit and First Century, each with respect to its and its subsidiaries’ businesses, and each party has agreed to customary covenants, including, among others, First Century’s covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time and (2) nonsolicitation of alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including (1) approval of the Merger Agreement, including the Merger, by the affirmative vote of at least a majority of the shares of First Century Common Stock represented at a meeting in which a quorum is present, (2) authorization for listing on the NASDAQ of the shares of Summit Common Stock to be issued in the Merger, (3) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions, (4) effectiveness of the registration statement on Form S-4 for the Summit Common Stock to be issued in the Merger, (5) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal, (6) the delivery of certain employment agreements, (7) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (8) performance in all material respects by the other party of its obligations under the Merger Agreement, and (7) receipt by such party of an opinion from its respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

With respect to Summit, there are additional conditions to closing including (1) that there shall be less than 10.0% of issued and outstanding First Century Common Stock for which the holders thereof have voted against the approval of the Merger Agreement and the Merger and who has properly perfected his or her dissenter’s rights of appraisal by following the exact procedure required by the West Virginia Business Corporation Act, as amended, and (2) as of the Closing Date, First Century Bank must have a defined minimum allowance for loans and lease losses with respect to its general loan portfolio.
The Merger Agreement provides certain termination rights for both Summit and First Century, including, among others, by mutual consent of the parties, by either party upon the failure to obtain the requisite regulatory approvals or by Summit if a requisite regulatory approval contains a burdensome condition on it, by either party if the Merger is not consummated by March 31, 2017, by either party if the other materially breaches a representation or warranty, by either party for First Century not obtaining the required shareholder vote, and by either party upon the occurrence of a material adverse effect on the other party.

First Century may also elect to terminate the Merger Agreement if both (1) the ratio, the numerator of which is the average of the daily volume weighted average price per share of Summit Common Stock over the 20 consecutive trading days ending on the trading day immediately prior to the fifth calendar day immediately prior to the Effective Time and the denominator of which is the average of the daily volume weighted average price per share of Summit Common Stock over the 20 consecutive trading days ending on the trading day immediately preceding the date of the Merger Agreement, is less than 0.85 and (2) the difference between (a) the number obtained by dividing (i) the average closing value of the NASDAQ Bank Index (IBIX), with certain exclusions, over the 20 consecutive trading days ending on the trading day immediately prior to the fifth calendar day immediately prior to the Effective Time by (ii) the average closing value of the NASDAQ Bank Index (IBIX), with certain exclusions, over the 20 consecutive trading days ending on the trading day immediately preceding the date of the Merger Agreement and (b) the ratio described in clause (1) above, is greater than 0.15. If First Century elects to terminate under the provision described above, Summit shall have the option to increase the per share stock consideration pursuant to a certain formula described in the Merger Agreement.
The Merger Agreement provides that First Century will pay a fee of $1,300,000 to Summit if (1) Summit terminates the Merger Agreement because (a) the First Century board of directors changes its recommendation to its shareholders or fails to include the agreed board recommendation in the proxy statement/prospectus to be filed by Summit, (b) First Century enters into an acquisition agreement that does not violate the nonsolicit covenants, or (c) First Century intentionally or materially breaches its covenant to hold the First Century shareholder meeting to vote on the Merger Agreement and Merger or the nonsolicitation covenant or (2) First Century terminates the Merger Agreement because it enters into an acquisition agreement that does not violate the nonsolicit covenants.
The Merger Agreement also provides that Summit will pay a fee equal to the sum of the total amount expended by First Century to any persons in connection with terminating a pension plan maintained by First Century and its affiliates, but, excluding any insurance costs and the cost of annuities incurred by First Century with respect to the termination of the pension plan if First Century terminates the Merger Agreement because (1) the Merger has not been consummated on or before March 31, 2017, (2) Summit materially breaches any of the representations, warranties, covenants or agreements such that certain closing conditions cannot be met, and which breach has not been cured as set forth in the Merger Agreement, or (3) a material adverse effect has occurred with respect to Summit.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Unless otherwise provided in the Merger Agreement, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Summit or First Century, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Summit, First Century, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a proxy statement of First Century and a prospectus of Summit, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Summit makes with the Securities and Exchange Commission (“SEC”).

Item 8.01 Other Events.
Support Agreements
Simultaneous with the execution of the Merger Agreement, Summit entered into support agreements with each of the directors and a certain officer of First Century and First Century Bank. The Support Agreements provide generally that the executing party will not solicit the former employees or customers of First Century or any of its subsidiaries, or compete within a 25 mile radius of any location of First Century, any First Century subsidiary, Summit or Summit subsidiary, for a period of 18 months following the effective date of the merger, subject to certain exceptions. A form of the support agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Voting Agreement and Irrevocable Proxy
Simultaneous with the execution of the Merger Agreement, Summit entered into a voting agreement and irrevocable proxy with each of the directors and a certain officer of First Century (each, an “Obligated Shareholder”), in their capacities as shareholders. The voting agreement and irrevocable proxy generally provides that each Obligated Shareholder will vote his or her shares in favor of the Merger Agreement and the Merger. The voting agreement and irrevocable proxy further provides that each Obligated Shareholder revokes any previously executed proxies and appoints Robert S. Tissue, Senior Vice President and Chief Financial Officer of Summit, his or her true and lawful proxy and attorney in fact to vote at any meeting of the shareholders of First Century all of each director’s shares of First Century Common Stock in favor of the approval of the Merger Agreement and the Merger. A form of the voting agreement and irrevocable proxy is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Additional Information About the Merger and Where to Find It
The information in this Current Report on Form 8-K and the exhibits incorporated herein by reference does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger, Summit will file with the SEC a Registration Statement on Form S-4 with respect to the offering of Summit common stock as the Merger Consideration under the Securities Act, which will include a proxy statement of First Century seeking approval of the Merger by First Century’s shareholders and a prospectus of Summit. First Century will deliver the proxy statement/prospectus to its shareholders. In addition, Summit may file other relevant documents concerning the proposed Merger with the SEC. Investors and security holders are urged to read the registration statement and proxy statement/prospectus and other relevant documents when they become available because they will contain important information about the proposed Merger.
Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Summit and First Century may also obtain free copies of these documents by directing a request to Ms. Teresa Ely, Summit’s Director of Shareholder Relations, by telephone at (304) 530-0526 or by email at tely@summitfgi.com or by accessing these documents at Summit’s website: www.summitfgi.com. The information on Summit’s website is not, and shall not be deemed to be, a part of this Report or the exhibits incorporated herein or incorporated into other filings made with the SEC.
Participants in the Solicitation
First Century and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Century in connection with the Merger. Information about the directors and executive officers of First Century may be obtained by reading the proxy statement/prospectus regarding the Merger when it becomes available. Security holders of First Century may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov or using the First Century contact information above.
Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between First Century and Summit, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Summit’s and First Century’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Summit and First Century and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Century and Summit. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Summit and First Century may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of First Century may fail to approve the merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Summit and First Century are engaged; (7) changes in the interest rate environment may adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Summit’s and First Century’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Summit’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).
Summit and First Century caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Summit or First Century or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Summit and First Century do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of June 1, 2016, by and between Summit Financial Group, Inc. and First Century Bankshares, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Summit Financial Group, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

99.1
Form of Support Agreement, dated as of June 1, 2016, by and between Summit Financial Group, Inc. and each of the directors and a certain officer of First Century Bankshares, Inc. and First Century Bank, Inc. (included as Exhibit B to Exhibit 2.1 hereto)

99.2	Form of Voting Agreement, dated as of June 1, 2016, by and among Summit Financial Group, Inc. and certain shareholders of First Century Bankshares, Inc. (included as Exhibit C to Exhibit 2.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: June 3, 2016	By: /s/ Julie R. Markwood
Julie R. Markwood
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of June 1, 2016, by and between Summit Financial Group, Inc. and First Century Bankshares, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Summit Financial Group, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

99.1
Form of Support Agreement, dated as of June 1, 2016, by and between Summit Financial Group, Inc. and each of the directors and a certain officer of First Century Bankshares, Inc. and First Century Bank, Inc. (included as Exhibit B to Exhibit 2.1 hereto)

99.2	Form of Voting Agreement, dated as of June 1, 2016, by and among Summit Financial Group, Inc. and certain shareholders of First Century Bankshares, Inc. (included as Exhibit C to Exhibit 2.1 hereto)